Exhibit 99.1

FROM:	FOR:
FRB | Weber Shandwick	Community First Bankshares, Inc.
676 St. Clair	520 Main Avenue
Chicago, IL 60611	Fargo, ND 58124-0001
Contact: Jeff Wilhoit	Contact: Mark A. Anderson
312-640-6757	701-298-5600
jwilhoit@webershandwick.com	IPR@CommunityFirst.com

COMMUNITY FIRST BANKSHARES REPORTS THIRD QUARTER EARNINGS

FARGO, N.D., October 16, 2003 – Community First Bankshares, Inc., (Nasdaq: CFBX) today reported results for the third quarter and year-to-date period of 2003.

Third Quarter and Year-to-Date 2003 Highlights

•                  Diluted earnings per share of 48 cents, compared to 51 cents in the third quarter of 2002.  Diluted earnings per share of $1.46 for the year-to-date period of 2003, compared to $1.47 in the same period a year ago.

•                  Net income for the third quarter of $18.3 million, compared to $20.4 million in the third quarter of 2002.

•                  Return on average equity (ROE) of 20.20 percent, compared to 21.83 percent in the third quarter of 2002 and 20.45 percent in the second quarter of 2003.

•                  Return on assets (ROA) of 1.32 percent, compared to 1.45 percent in the third quarter of 2002 and 1.36 percent in the second quarter of 2003.

•                  Net interest margin was 4.84 percent in the third quarter of 2003, compared to 5.38 percent in the third quarter of 2002 and 5.11 percent in the second quarter of 2003.  Net interest margin in the third quarter reflects the adoption of SFAS 150, “Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity,” wherein trust preferred securities must be accounted for as long-term borrowings and the related expense reflected as interest expense, thus impacting the net interest margin calculation. The effect was a 20 basis point reduction in the net interest margin in the third quarter of 2003. The adoption of SFAS 150 had no effect on net income for the quarter.

•                  Nonperforming assets comprised .59 percent of total assets in the third quarter of 2003, compared to .46 percent in the third quarter of 2002 and .58 percent in the second quarter of 2003. Nonperforming assets to period-end loans and OREO was .96 percent in the third quarter of 2003, versus .71 percent in the third quarter of 2002 and .94 percent in the second quarter of 2003.

Community First Bankshares, Inc.

Third Quarter Earnings

	Third Quarter		Year-to-Date
	2003	2002	2003	2002
Net income (in millions)	$18.3	$20.4	$56.8	$59.5
Basic earnings per share	.48	.52	1.48	1.50
Diluted earnings per share	.48	.51	1.46	1.47

Return on assets	1.32%	1.45%	1.35%	1.42%
Return on common equity	20.20	21.83	20.56	22.04
Net interest margin	4.84	5.38	5.03	5.41

Community First Bankshares, Inc., (Nasdaq: CFBX) today reported net income of $18,341,000 for the quarter ended September 30, 2003, or 48 cents per share diluted.  This compares to net income of $20,369,000, or 51 cents per share diluted, for the third quarter of 2002.

For the year-to-date period ended September 30, 2003, the company reported net income of $56,828,000, or $1.46 per share diluted.  This compares to net income of $59,487,000, or $1.47 per share diluted, in the comparable period of 2002.

Return on average equity was 20.20 percent in the third quarter of 2003, and return on average assets was 1.32 percent.  In the third quarter of 2002, return on average equity was 21.83 percent and return on average assets was 1.45 percent.  In the second quarter of 2003, return on average equity was 20.45 percent, and return on average assets was 1.36 percent.

“A challenging margin environment and continued slow loan volume due to a weak economy remained our primary hurdles during the third quarter,” commented Mark Anderson, president and chief executive officer.  “While managing these economic realities, we maintained our focus on the future by continuing to execute our market expansion efforts and further refining our existing market footprint.  As we mentioned in last quarter’s earnings release, one of our priorities in the second half of 2003 would be building our profile in core markets through targeted expansion.   Toward this end, we have entered into lease agreements for three new bank locations to be located in Lino Lakes, Blaine and Lakeville, Minn.  The three locations, which are expected to open during the first half of 2004, pending regulatory approval, will further enhance our growing market position in the key metropolitan Minneapolis/St. Paul market.  We are leveraging our current footprint in areas where we have identified high growth potential, with the goal of opening thirty new offices by 2007.

“We also took advantage of the inherent flexibility of our operating model by announcing the transition of 16 Regional Financial Centers to Community Financial Centers. Our Regional Financial Centers offer a broad mix of business and retail activity, while Community Financial Centers maintain a retail focus. Transitioning branches into the Community Financial Center model is consistent with our long-term strategic plan to specifically address the client needs of our individual markets through a highly targeted service offering. Responding to our clients in this way enhances our competitive position at the bank level, and ensures that we are allocating our resources as efficiently as possible.  We expect to complete these transitions in early 2004.

In regard to both market extensions and the refinement of our delivery model, we anticipate no significant short-term impact on financial performance due to these initiatives,” said Anderson.

“Further enhancing our footprint was our acquisition of a Colorado insurance agency on October 1, our 17th insurance acquisition since the beginning of 2000.  We continue to seek insurance agency acquisitions in markets where we currently have a presence.  Building our overall network, and tailoring that network to best serve our client base, will remain a primary focus,” continued Anderson. “In product offerings, our debit card continues to provide what we believe are compelling additional revenue opportunities for us.  Online business and personal banking also continue to show increasing penetration of our client base. We will continue to maintain our emphasis on asset quality and disciplined pricing that have become defining characteristics of Community First.  We believe that adhering to these principles will best safeguard shareholder value over the long term. Finally, as we pursue our strategic initiatives, I am gratified to have the insights of Dawn R. Elm and Karen M. Meyer, who were appointed to the company’s Board of Directors, effective Aug. 5, 2003. They are making tremendous contributions to the overall expertise of our board, and I look forward to their continuing expertise in the future. “

Net Interest Income

Interest income in the third quarter of 2003 was $75,771,000, compared to $89,109,000 in the third quarter of 2002, a decrease of 14.97 percent, reflecting further declines in interest rates, as well as continued decreases in loans outstanding.  Interest expense for the third quarter was $16,157,000, down 25.48 percent from $21,681,000 in the third quarter of 2002. Net interest income was $59,614,000 for the third quarter of 2003, down 11.59 percent compared to $67,428,000 for the third quarter of 2002.  Net interest margin was 4.84 percent for the third quarter of 2003, versus 5.38 percent in the third quarter of 2002 and 5.11 percent in the second quarter of 2003.  The third quarter 2003 net interest margin reflects the adoption of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” wherein the $120 million of trust preferred securities previously issued by statutory trust subsidiaries of the company was reclassified to liabilities on the balance sheet. The securities must be accounted for as long-term borrowings and the related expense reflected as interest expense. The impact of this change may not be applied retroactively to previous quarters and resulted in a 20 basis point reduction in net interest margin in the third quarter of 2003.

“The steepening of the yield curve during third quarter has resulted in a slowing of asset prepayment speeds, while improving the outlook for reinvestment opportunities,” said Craig Weiss, chief financial officer.  “However, demand for new loans remains tepid as the weak economy continues.  We expect minimal change in loan volumes, which could continue to pressure net interest margin in future quarters.”

Loan Activity

Total loans as of September 30, 2003, were $3.4 billion, down 7.92 percent from one year ago.  “We are pleased with the efforts of our lending staff to secure solid assets in the face of a very weak lending environment and stringent underwriting standards that we believe are appropriate to maintain our credit quality,” said Ron Strand, vice chairman and chief operating officer.  “Indirect loans turned in a solid performance, and mortgage refinancing remained brisk before tailing off toward the end of the quarter as mortgage rates spiked.  In addition, SBA premiums increased compared to the second quarter of 2003.”

Loan Losses

Nonperforming assets represented .59 percent of total assets at September 30, 2003, compared to .46 percent in the same quarter last year and .58 percent in the second quarter of 2003.  The allowance for loan losses was 1.61 percent of total loans and 207 percent of nonperforming loans at the end of the third quarter, compared to 1.54 percent and 227 percent respectively at September 30, 2002, and 1.58 percent and 210 percent in the second quarter of 2003.  Net charge-offs were $3.6 million or .42 percent (annualized) of average loans for the third quarter of 2003, compared to $2.8 million or .30 percent for the third quarter of 2002 and $4.2 million or .49 percent in the second quarter of 2003.

“Just as we won’t sacrifice asset quality for new loan growth, we also do not attempt to retain existing assets that may potentially impair loan quality,” added Strand.  “When potential loan problems are identified, our Special Asset Group moves quickly to reduce our exposure and preserve the quality of our loan portfolio.  We believe that this is an important reason behind our consistent credit quality.”

Noninterest Income

Noninterest income in the third quarter increased 13.0 percent to $23,602,000, compared to $20,885,000 in the third quarter of 2002.  “Commissions from insurance and securities sales comprised 20 percent of the noninterest income increase for the quarter. A portion of the increase in noninterest income was attributable to gains on the sale of securities and amounts realized from de-mutualization distributions of participating insurance policies, resulting from a corporate reorganization of the policy provider,” stated Weiss.

“As we continue to move away from specific sales campaigns to an ‘all day every day’ sales focus, we believe commissions from investments and insurance sales should continue to build steadily year over year, underscoring their growing importance as part of our overall client solutions focus,” added Anderson.

Noninterest Expense

For the third quarter of 2003, noninterest expense was $52,564,000 compared to $54,371,000 in 2002. “As we continue to execute our long-term strategic initiatives, we are maintaining our disciplined approach to controlling expenses,” said Weiss. As a result of the adoption of SFAS 150, the expense related to company-obligated mandatorily redeemable preferred securities of subsidiary trusts for the third quarter of 2003 was reduced by $2.6 million. This is the result of the requirement that these securities now be recorded as long-term borrowings on the balance sheet and related periodic payments included in the net interest margin calculation. The change does not impact net income, but rather, mandates that the expense be recorded as interest expense. It was previously recorded as a noninterest expense item. The accounting change may not be applied retroactively to previous periods.

Capital Structure

During the quarter, Community First raised its regular quarterly dividend to 23 cents per common share from 22 cents per share, marking the fifteenth dividend increase since the company became publicly held in 1991. “Our consistent dividend payment history illustrates our commitment to shareholders, as well as our focus on long-term financial performance,” said Anderson.

Community First repurchased 612,300 of its common shares during the third quarter of 2003.  Since the first quarter of 2000, the company has repurchased a total of 14 million shares, which represents approximately 28 percent of the shares outstanding at that time. The company continues to believe this represents a prudent use of shareholder capital and an investment in the company’s future.  The company has approximately 3 million shares remaining under existing share repurchase authorizations.

Community First Bankshares is hosting a conference call at 12:00 noon, CDT on October 16, at which time management will discuss the results of the third quarter.  Individual investors and the media are welcome to join the call in a listen-only mode by calling 888-241-0096 shortly before the scheduled time of the call.  Callers should ask to be connected to the Community First Bankshares conference call hosted by Mark Anderson.  A transcript of the call will be posted on the company’s Web site.

Community First Bankshares, a $5.5 billion financial services company, provides a complete line of banking, investment, insurance, mortgage and trust products to individuals and businesses. The company’s extensive offering of financial products and services is marketed through full-service offices in 136 communities in 12 states—Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. The company’s services include an online banking system that offers electronic bill payment and discount brokerage capabilities, telephone banking and an extensive ATM network. Community First Bankshares stock is traded on The Nasdaq Stock Market® under the symbol CFBX. The latest investor and other corporate information is available at its Web site, www.CommunityFirst.com.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to: risk of loans and investments, including dependence on local economic conditions; competition for the company’s customers from other providers of financial services; possible adverse effects of changes in interest rates; execution and implementation of a series of previously announced strategic initiatives; balance sheet and capital ratio risks related to the share repurchase program; risks related to the company’s acquisition and market extension strategy, including risks of adversely changing results of operations and factors affecting the company’s ability to consummate further acquisitions or extend its markets; and other risks detailed in the company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the company.

-FINANCIAL TABLES FOLLOW-

COMMUNITY FIRST BANKSHARES, INC.

SELECTED FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2003	2002	2003	2002

Current Earnings:
Net interest income	$59,614	$67,428	$188,569	$202,310
Non interest income	23,602	20,885	66,667	60,516
Provision for loan losses	3,403	3,352	10,377	9,964

Net income applicable to common equity	18,341	20,369	56,828	59,487

Per Common and Common Equivalent Share Data:
Basic earnings per share	$0.48	$0.52	$1.48	$1.50
Diluted earnings per share	$0.48	$0.51	$1.46	$1.47

Dividend per common share	$0.23	$0.21	$0.67	$0.59
Period end book value			$9.71	$9.72

Average common shares outstanding:
Basic	37,936,390	39,424,624	38,300,486	39,724,971
Diluted	38,462,034	40,073,077	38,831,640	40,409,350

Key Performance Ratios:
Return on average assets	1.32%	1.45%	1.35%	1.42%
Return on average common shareholders' equity	20.20%	21.83%	20.56%	22.04%
Average common shareholders' equity to average assets	6.54%	6.64%	6.58%	6.43%
Leverage ratio	6.96%	6.87%	6.96%	6.87%
Net interest margin	4.84%	5.38%	5.03%	5.41%
Efficiency ratio	62.12%	60.25%	62.13%	60.65%

Average Balance Sheet Data:
Assets	5,503,371	5,574,523	5,615,261	5,613,169
Loans	3,410,868	3,648,884	3,484,125	3,681,546
Available-for-sale securities	1,538,617	1,375,251	1,588,282	1,385,463
Held-to-maturity securities	82,074	78,770	81,314	77,935
Deposits	4,423,662	4,562,761	4,487,688	4,591,434
Common shareholders' equity	360,187	370,258	369,579	360,796

End of Period Data:
Assets			5,483,458	5,619,702
Loans			3,358,152	3,647,133
Available-for-sale securities			1,549,792	1,382,789
Held-to-maturity securities			82,591	79,282
Deposits			4,370,093	4,640,752
Common shareholders' equity			366,109	382,376

Common shares outstanding			37,723,391	39,320,096

Credit Quality for Operations:
Annualized net charge-offs to average loans	0.42%	0.30%	0.48%	0.32%
Nonperforming assets to total assets			0.59%	0.46%
Nonperforming assets to period end loans and OREO			0.96%	0.71%
Allowance for loan losses to period end loans			1.61%	1.54%
Allowance for loan losses to nonperforming loans			207%	227%

COMMUNITY FIRST BANKSHARES, INC.

FINANCIAL DATA WORKSHEET

(In thousands, except share and per share amounts)	Q3-03	Q2-03	Q1-03	Q4 02	Q3 02
Earnings Per Share:
Before Extraordinary Items/Cum Effect:
Basic	$0.48	$0.50	$0.50	$0.50	$0.52
Diluted	$0.48	$0.49	$0.50	$0.50	$0.51
After Extraordinary Items/Cum Effect:
Basic	$0.48	$0.50	$0.50	$0.50	$0.52
Diluted	$0.48	$0.49	$0.50	$0.50	$0.51
Common Dividend Declared Per Share	$0.23	$0.22	$0.22	$0.21	$0.21
EOP Book Value	$9.71	$9.98	$9.83	$9.78	$9.72
EOP Shares Outstanding:
Basic	37,723,391	38,258,397	38,454,327	38,678,800	39,320,096
Diluted	38,249,035	38,789,252	38,965,014	39,338,588	39,968,549
Average Shares Outstanding:
Basic	37,936,390	38,371,159	38,601,216	39,080,638	39,424,624
Diluted	38,462,034	38,928,709	39,111,903	39,740,426	40,073,077
HIGH Common Share Price	$29.01	$28.60	$27.23	$28.13	$28.15
LOW Common Share Price	$26.04	$25.87	$24.35	$24.41	$22.36

INCOME STATEMENT
Interest Income (FTE)	77,615	81,957	84,724	88,632	91,093
Interest Expense	16,157	15,888	17,964	20,705	21,681
Net Interest Income (FTE)	61,458	66,069	66,760	67,927	69,412
Loan Loss Provision	3,403	3,487	3,487	3,298	3,352
Investment Securities Transactions	444	1,795	464	488	56
Trading Account	0	0	0	0	0
Foreign Exchange	0	0	0	0	0
Trust Revenue	1,186	1,449	1,278	1,304	1,272
Insurance Revenue	4,080	3,364	4,081	3,457	3,758
Security Sales Revenue	2,048	2,310	2,051	2,109	1,827
Service Charges on Deposits	11,061	9,999	9,380	10,023	10,344
Other Non-Recurring Revenues	0	0	0	0	0
Other Non-Interest Revenue	4,783	3,221	3,673	3,422	3,628
Material Non-Recurring Revenue	0	0	0	0	0
Total Non-Interest Revenues	23,602	22,138	20,927	20,803	20,885
Salaries & Benefits	28,665	28,246	27,914	28,130	28,105
Occupancy & Equipment	8,206	8,435	8,608	8,178	8,671
Deposit Insurance Expense	179	185	191	189	194
Foreclosed Property Expense	471	213	370	134	183
Other Expenses	15,043	17,317	16,397	17,743	17,218
Material Non-Recurring Expenses	0	0	0	0	0
Minority Interest	0	0	0	0	0
Total Non-Interest Expense	52,564	54,396	53,480	54,374	54,371
Pre-Tax Income (FTE)	29,093	30,324	30,720	31,058	32,574
Tax Equivalent Adjustment	1,844	2,008	1,866	1,982	1,984
Reported Pre-Tax Income	27,249	28,316	28,854	29,076	30,590
Taxes	8,908	9,230	9,453	9,355	10,221
Income before extraordinary items	18,341	19,086	19,401	19,721	20,369
Cumulative effect of extraordinary item	0	0	0	0	0
Net Income after extraordinary item	18,341	19,086	19,401	19,721	20,369
MEMO:
Net Tax Applicable to Non-Recurring Items	0	0	0	0	0
Tax Applicable to Securities Transactions	178	718	186	195	22
Common Dividends	8,708	8,438	8,497	8,219	8,294
Preferred Dividends -
Non-Convertible	0	0	0	0	0
Convertible	0	0	0	0	0
After Tax Interest on Convertible Debt	0	0	0	0	0
EOP Employees (FTE) - As Reported	2,155	2,156	2,171	2,200	2,196
EOP Domestic Offices	136	136	136	136	136

(In thousands, except share and per share amounts)	Q3-03	Q2-03	Q1-03	Q4 02	Q3 02
AVERAGE BALANCE SHEET
Taxable Securities	1,560,493	1,662,378	1,594,387	1,468,391	1,373,760
Tax-Exempt Securities	60,198	63,286	68,509	67,355	80,261
Domestic Loans	3,410,868	3,456,376	3,587,067	3,711,180	3,648,884
Foreign Loans	0	0	0	0	0
Other Earning Assets	8,840	8,393	5,009	20,349	18,862
Total Earning Assets	5,040,399	5,190,433	5,254,972	5,267,275	5,121,767
Total Assets	5,503,371	5,644,752	5,699,819	5,723,351	5,574,523
Savings/NOW Accounts	1,704,618	1,694,022	1,681,019	1,650,157	1,610,153
Money Market Deposits	203,488	214,451	224,291	228,395	196,126
Other Consumer Time	991,678	1,057,005	1,106,530	1,140,718	1,151,194
CD’s $100,000 & Over	516,315	548,323	612,227	682,002	659,651
Foreign Deposits	0	0	0	0	0
Short-Term Borrowings	424,670	490,351	435,239	345,136	322,489
Long-Term Borrowings	239,219	121,699	130,064	136,165	136,816
Total Interest-Bearing Liabilities	4,079,988	4,125,851	4,189,370	4,182,573	4,076,429
Demand Deposits	1,007,563	959,450	945,534	980,975	945,637
Total Deposits	4,423,662	4,473,251	4,569,601	4,682,247	4,562,761
Trust Owned Preferred Security	0	120,638	128,667	120,000	120,000
Non-Convertible Preferred Equity	0	0	0	0	0
Convertible Preferred Equity	0	0	0	0	0
Common Equity	360,187	374,259	374,448	373,850	370,258
Total Preferred Equity	0	0	0	0	0

PARENT COMPANY DATA
EOP Investment in Subsidiaries	529,477	594,946	583,710	560,319	558,779
EOP Goodwill	0	0	0	0	0

ASSET QUALITY
EOP Nonaccrual Loans	25,932	25,543	27,897	22,728	24,527
EOP Restructured Loans	197	205	212	220	228
EOP OREO	6,236	6,489	7,082	5,990	1,159
Total Non-performing Assets	32,365	32,237	35,191	28,938	25,914
Loans > 90 days still accruing	4,451	2,603	3,364	4,258	3,409
EOP In-Substance foreclosure	0	0	0	0	0

NON-PERFORMING LOANS
Construction & Land Development	0	0	0	0	0
Commercial Mortgages	6,711	6,363	6,232	6,782	7,309
Commercial	12,917	12,534	15,645	11,345	11,396
Residential Mortgages	3,832	4,738	3,911	3,217	3,971
LDC	0	0	0	0	0
Other	2,472	1,908	2,109	1,384	1,851
Total	25,932	25,543	27,897	22,728	24,527

NET CHARGE-OFFS (current quarter)
Commercial Real Estate	(38)	17	250	(40)	(64)
Commercial	1,029	1,456	1,888	1,238	935
Residential Mortgages	748	274	208	136	123
Consumer	1,317	1,162	1,497	1,793	1,838
LDC	0	0	0	0	0
Agriculture	535	1,286	905	121	(34)
All Other	0	0	0	0	0
Total	3,591	4,195	4,748	3,248	2,798
Gross Charge-offs	5,102	5,711	6,564	4,685	4,681
Gross Recoveries	1,511	1,516	1,816	1,437	1,883

(In thousands, except share and per share amounts)	Q3-03	Q2-03	Q1-03	Q4 02	Q3 02
LOAN PORTFOLIO
Construction & Land Development	333,577	368,914	410,681	439,536	454,418
Commercial Mortgages	1,004,765	976,928	944,544	888,620	846,138
Commercial	611,791	656,350	687,263	723,530	756,049
Real Estate Loans	0	0	0	0	0
Residential Mortgages	399,425	423,605	445,305	502,276	550,431
Home Equity Loans	164,069	167,199	173,768	177,814	179,873
Credit Cards Outstanding	8,862	8,765	8,915	8,962	8,992
Other Consumer	653,085	632,004	625,666	616,467	618,025
LDC	0	0	0	0	0
Foreign	0	0	0	0	0
Agriculture	182,578	192,137	198,630	220,688	233,207
Total Loans & Leases	3,358,152	3,425,902	3,494,772	3,577,893	3,647,133

EOP DATA
Loan Loss Reserve	53,999	54,187	54,895	56,156	56,106
Assets	5,483,458	5,586,126	5,743,993	5,827,170	5,619,702
Total Deposits	4,370,093	4,461,248	4,542,720	4,669,746	4,640,752
Trust Owned Preferred Security	0	120,000	180,000	120,000	120,000
Total Preferred Equity	0	0	0	0	0
Common Equity	366,109	381,960	377,834	378,449	382,376
Convertible Debt	0	0	0	0	0
Total Long-Term Debt	225,997	118,259	123,516	132,961	137,136
Deposit Intangibles	23,466	24,109	24,752	25,395	26,038
Goodwill	63,448	63,448	62,903	62,903	62,903
Other Intangibles	7,000	7,131	7,092	7,182	7,345
Total Intangibles	93,914	94,688	94,747	95,480	96,286

RISK-ADJUSTED CAPITAL
EOP Risk-Adjusted Total Assets	3,958,923	3,960,031	4,057,705	4,202,131	4,134,364
Tier I Capital	378,997	386,988	383,180	377,351	383,086
Tier I Ratio	9.57%	9.77%	9.44%	8.98%	9.27%
Tier II Capital	70,145	73,451	140,930	86,364	88,891
Total Capital	449,142	460,439	524,110	463,715	471,977
Total Capital Ratio	11.35%	11.63%	12.92%	11.04%	11.42%
Leverage Ratio	6.96%	6.98%	6.72%	6.52%	6.87%
Equity to Assets Ratio	6.68%	6.84%	6.58%	6.49%	6.80%
Tangible Equity to Assets Ratio	4.96%	5.16%	4.93%	4.86%	5.09%

EFFICIENCY RATIO
Net Interest Income	61,458	66,069	66,760	67,927	69,412
Non-Interest Income	23,602	22,138	20,927	20,803	20,885
Less: Non-Recurring Income	0	0	0	0	0
Less: Other Non-Recurring Items	(444)	(1,795)	(464)	(488)	(56)
Total Revenue	84,616	86,412	87,223	88,242	90,241

Non-Interest Expense	52,564	54,396	53,480	54,374	54,371
Less: Non-Recurring Non-Int Expenses	0	0	0	0	0
Less: Other Non-Recurring Expenses	0	0	0	0	0
Total Expense	52,564	54,396	53,480	54,374	54,371

Efficiency Ratio - Reported	62.12%	62.95%	61.31%	61.62%	60.25%

PERFORMANCE RATIOS
Return on Average Assets	1.32%	1.36%	1.38%	1.37%	1.45%
Return on Average Equity	20.20%	20.45%	21.01%	20.93%	21.83%
Net Interest Margin	4.84%	5.11%	5.15%	5.12%	5.38%

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)	Q3-03	Q2-03	Q1-03	Q4 02	Q3 02
Interest income:
Loans	$59,774	$61,410	$63,210	$66,852	$69,514
Investment securities	15,983	18,522	19,636	19,720	19,517
Interest-bearing deposits	12	16	12	10	13
Fed funds sold & resale agreements	2	1	0	68	65
Total interest income	75,771	79,949	82,858	86,650	89,109
Interest expense:
Deposits	11,060	12,662	14,707	17,300	18,114
Short-term & other borrowings	1,067	1,480	1,358	1,383	1,550
Long-term debt	4,030	1,746	1,899	2,022	2,017
Total interest expense	16,157	15,888	17,964	20,705	21,681
Net interest income	59,614	64,061	64,894	65,945	67,428
Provision for loan losses	3,403	3,487	3,487	3,298	3,352
Net interest income after provision for loan losses	56,211	60,574	61,407	62,647	64,076
Noninterest income:
Service charges on deposit accounts	11,061	9,999	9,380	10,023	10,344
Insurance commissions	4,080	3,364	4,081	3,457	3,758
Fees from fiduciary activities	1,186	1,449	1,278	1,304	1,272
Security sales commissions	2,048	2,310	2,051	2,109	1,827
Net gains on sales of available-for-sale securities	444	1,795	464	488	56
Other	4,783	3,221	3,673	3,422	3,628
Total noninterest income	23,602	22,138	20,927	20,803	20,885
Noninterest expense:
Salaries & employee benefits	28,665	28,246	27,914	28,130	28,105
Net occupancy	8,206	8,435	8,608	8,178	8,671
FDIC insurance	179	185	191	189	194
Legal and accounting	646	879	407	705	781
Other professional service	1,052	1,217	889	1,490	943
Advertising	1,141	1,023	930	913	1,077
Telephone	1,408	1,628	1,526	1,277	1,340
Data processing	1,630	1,860	1,718	1,788	1,853
Other real estate and repossessed personal property	471	213	370	134	183
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts	0	2,399	2,791	2,448	2,450
Amortization of intangibles	844	840	831	831	833
Other	8,322	7,471	7,305	8,291	7,941
Total noninterest expense	52,564	54,396	53,480	54,374	54,371

Income before income taxes	27,249	28,316	28,854	29,076	30,590
Provision for income taxes	8,908	9,230	9,453	9,355	10,221
Net income applicable to common equity	$18,341	$19,086	$19,401	$19,721	$20,369
Earnings per common and common equivalent share:
Basic net income	$0.48	$0.50	$0.50	$0.50	$0.52
Diluted net income	$0.48	$0.49	$0.50	$0.50	$0.51
Average common shares outstanding:
Basic	37,936,390	38,371,159	38,601,216	39,080,638	39,424,624
Diluted	38,462,034	38,928,709	39,111,903	39,740,426	40,073,077

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	9/30/03	6/30/03	3/31/03	12/31/02	9/30/02

ASSETS
Cash & due from banks	$228,452	$223,522	$201,185	$242,887	$222,439
Fed funds sold and securities purchased under agreement to resell	0	6,750	0	0	32,000
Interest-bearing deposits	4,501	5,390	8,238	4,613	2,812
Available-for-sale securities	1,549,792	1,588,644	1,702,469	1,672,445	1,382,789
Held-to-maturity securities	82,591	81,744	81,018	80,165	79,282
Loans	3,358,152	3,425,902	3,494,772	3,577,893	3,647,133
Less: Allowance for loan losses	(53,999)	(54,187)	(54,895)	(56,156)	(56,106)
Net loans	3,304,153	3,371,715	3,439,877	3,521,737	3,591,027

Bank premises & equipment - net	132,533	132,581	132,736	132,122	128,256
Accrued interest receivable	33,718	31,481	33,844	34,863	39,943
Goodwill	63,448	63,448	62,903	62,903	62,903
Other intangible assets	30,466	31,240	31,844	32,577	33,383
Other assets	53,804	49,611	49,879	42,858	44,868

Total assets	$5,483,458	$5,586,126	$5,743,993	$5,827,170	$5,619,702

LIABILITIES & SHAREHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	$441,139	$461,652	$369,282	$470,900	$427,702
Interest-bearing:
Savings & NOW accounts	2,474,429	2,444,297	2,503,208	2,424,943	2,376,193
Time deposits over $100,000	510,445	551,390	605,849	670,187	700,005
Other time deposits	944,080	1,003,909	1,064,381	1,103,716	1,136,852
Total deposits	4,370,093	4,461,248	4,542,720	4,669,746	4,640,752
Fed funds purchased and securities sold under agreement to repurchase	442,794	376,244	437,287	377,230	253,844
Short-term borrowings	30,477	83,329	30,602	76,260	33,949
Long-term debt	220,500	112,500	117,500	127,500	136,500
Capital lease obligations	5,497	5,759	6,016	5,461	636
Accrued interest payable	13,097	16,755	19,669	18,987	19,406
Other liabilities	34,891	28,331	32,365	53,537	32,239
Total liabilities	5,117,349	5,084,166	5,186,159	5,328,721	5,117,326
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts	0	120,000	180,000	120,000	120,000

Shareholders’ equity:
Common stock	510	510	510	510	510
Capital surplus	193,516	194,365	194,144	193,887	192,687
Retained earnings	423,043	413,690	403,759	393,550	382,083
SFAS 115 Equity Adjustment	11,426	20,284	19,389	23,826	22,847
Cost of common stock in treasury	(262,386)	(246,889)	(239,968)	(233,324)	(215,751)
Total shareholders’ equity	366,109	381,960	377,834	378,449	382,376

Total liabilities and shareholders’ equity	$5,483,458	$5,586,126	$5,743,993	$5,827,170	$5,619,702

Period-end common shares outstanding	37,723,391	38,258,397	38,454,327	38,678,800	39,320,096

Book value per common share	$9.71	$9.98	$9.83	$9.78	$9.72

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended			For the Nine Months Ended
	September 30,		% Change	September 30,		% Change
(In thousands, except per share amounts)	2003	2002		2003	2002

Interest income:
Loans	$59,774	$69,514	-14%	$184,394	$209,994	-12%
Investment securities	15,983	19,517	-18%	54,141	61,416	-12%
Interest-bearing deposits	12	13	-8%	40	31	29%
Federal funds sold and resale agreements	2	65	-97%	3	92	-97%
Total interest income	75,771	89,109	-15%	238,578	271,533	-12%
Interest expense:
Deposits	11,060	18,114	-39%	38,429	58,272	-34%
Short-term and other borrowings	1,067	1,550	-31%	3,905	4,957	-21%
Long-term debt	4,030	2,017	100%	7,675	5,994	28%
Total interest expense	16,157	21,681	-25%	50,009	69,223	-28%
Net interest income	59,614	67,428	-12%	188,569	202,310	-7%
Provision for loan losses	3,403	3,352	2%	10,377	9,964	4%
Net interest income after provision for loan losses	56,211	64,076	-12%	178,192	192,346	-7%
Noninterest income:
Service charges on deposit accounts	11,061	10,344	7%	30,440	30,098	1%
Insurance commissions	4,080	3,758	9%	11,525	10,365	11%
Fees from fiduciary activities	1,186	1,272	-7%	3,913	4,101	-5%
Security sales commissions	2,048	1,827	12%	6,409	7,417	-14%
Net gains on sales of securities	444	56	693%	2,703	(115)	-2450%
Other	4,783	3,628	32%	11,677	8,650	35%
Total noninterest income	23,602	20,885	13%	66,667	60,516	10%
Noninterest expense:
Salaries and employee benefits	28,665	28,105	2%	84,825	85,864	-1%
Net occupancy	8,206	8,671	-5%	25,249	24,654	2%
FDIC insurance	179	194	-8%	555	611	-9%
Legal and accounting	646	781	-17%	1,932	2,433	-21%
Other professional service	1,052	943	12%	3,158	2,850	11%
Advertising	1,141	1,077	6%	3,094	3,070	1%
Telephone	1,408	1,340	5%	4,562	4,298	6%
Data processing	1,630	1,853	-12%	5,208	5,422	-4%
Other real estate and repossessed personal property	471	183	157%	1,054	589	79%
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts	0	2,450	-100%	5,190	7,957	-35%
Amortization of intangibles	844	833	1%	2,515	2,487	1%
Other	8,322	7,941	5%	23,098	22,946	1%
Total noninterest expense	52,564	54,371	-3%	160,440	163,181	-2%

Income before income taxes	27,249	30,590	-11%	84,419	89,681	-6%
Provision for income taxes	8,908	10,221	-13%	27,591	30,194	-9%
Net income applicable to common equity	$18,341	$20,369	-10%	$56,828	$59,487	-4%

Earnings per common and common equivalent share:
Basic net income	$0.48	$0.52	-8%	$1.48	$1.50	-1%

Diluted net income	$0.48	$0.51	-6%	$1.46	$1.47	-1%

Average common and common equivalent shares outstanding:
Basic	37,936,390	39,424,624	-4%	38,300,486	39,724,971	-4%
Diluted	38,462,034	40,073,077	-4%	38,831,640	40,409,350	-4%

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	September 30, 2003	December 31, 2002	% Change

Assets:
Cash and due from banks	$228,452	$242,887	-6%
Federal funds sold and securities purchased under agreements to resell	0	0	0%
Interest-bearing deposits	4,501	4,613	-2%
Available-for-sale securities	1,549,792	1,672,445	-7%
Held-to-maturity securities	82,591	80,165	3%
Loans	3,358,152	3,577,893	-6%
Less: Allowance for loan losses	(53,999)	(56,156)	-4%
Net loans	3,304,153	3,521,737	-6%
Bank premises and equipment, net	132,533	132,122	0%
Accrued interest receivable	33,718	34,863	-3%
Goodwill	63,448	62,903	1%
Other intangible assets	30,466	32,577	-6%
Other assets	53,804	42,858	26%
Total assets	5,483,458	5,827,170	-6%

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing	441,139	470,900	-6%
Interest-bearing:
Savings and NOW accounts	2,474,429	2,424,943	2%
Time accounts over $100,000	510,445	670,187	-24%
Other time accounts	944,080	1,103,716	-14%
Total deposits	4,370,093	4,669,746	-6%
Federal funds purchased and securities sold under agreements to repurchase	442,794	377,230	17%
Other short-term borrowings	30,477	76,260	-60%
Long-term debt	220,500	127,500	73%
Accrued interest payable	13,097	18,987	-31%
Other liabilities	40,388	58,998	-32%
Total liabilities	5,117,349	5,328,721	-4%

Company-obligated mandatorily redeemable preferred securities of subsidiary trusts	0	120,000	nm
Shareholders’ equity:
Common stock, par value $.01 per share:
Authorized Shares - 80,000,000
Issued Shares - 51,021,896	510	510	0%

Capital surplus	193,516	193,887	0%

Retained earnings	423,043	393,550	7%
Unrealized gain on available-for-sale securities, net of tax	11,426	23,826	-52%
Less cost of common stock in treasury - September 30, 2003 - 13,298,505 shares December 31, 2002 - 12,343,096 shares	(262,386)	(233,324)	12%
Total shareholders’ equity	366,109	378,449	-3%
Total liabilities and shareholders’ equity	$5,483,458	$5,827,170	-6%

Period-end common shares outstanding	37,723,391	38,678,800	-2%

Book value per common share	$9.71	$9.78	-1%